MEMORANDUM


FOR        Tom Tinstman

FROM       Neal Patterson, Cliff Illig

DATE       May 27, 1997

SUBJECT    CPP Participation

REQUIRED
ACTION     Review Documentation


This memo serves as formal documentation for your Cerner Performance Plan (CPP) for Q2-Q4 of 1997. Even though you do not currently have a variable portion to your cash compensation package, utilizing the CPP construct will provide us with one objective piece of data from which to assess your performance during 1997.

Effective 4/1/97, your 1997 Cerner Performance Plan will be comprised of the following metrics:
-    Health Facts Bookings Growth (65%)
-    Corporate EPS Growth (35%)

These   CPP   metrics   carry  an  opportunity   for   "over
achievement", with the potential to earn up to 130%  of  the
target   bonus   level  when  actual  attainment   surpasses
objectives.

The Health Facts Bookings Growth metric has cumulative year-to-date targets as follows:


Health Facts Bookings
Growth                     Q1          Q2          Q3        Q4*
-------------------------------------------------------------------
75% Payout           $   25,000  $   75,000  $  250,000  $1,000,000
100% Payout          $   50,000  $  100,000  $  350,000  $1,250,000
120% Payout          $   75,000  $  350,000  $  550,000  $1,500,000
130% Payout          $  100,000  $  500,000  $  850,000  $1,750,000

*  Includes $400,000 Quorum bookings in Q4.


Relative to your specific Cerner Performance Plan, in your role as an executive of this company, we feel strongly that a portion of your variable cash compensation be tied directly to corporate Earnings Per Share (EPS) growth. The EPS targets that we have established are tied directly to the financial plan for the company, set somewhat higher than current street expectations but squarely reflective of the bookings and spending plans (at control plan level) created by the broad management team. The Corporate EPS Growth metric has cumulative year-to-date targets as follows:


Corporate EPS
Growth              Q1       Q2      Q3        Q4
--------------------------------------------------
75% Payout         N/A     $0.15   $0.28     $0.42
100% Payout       $0.06    $0.16   $0.32     $0.50
120% Payout       $0.08    $0.20   $0.39     $0.60
130% Payout       $0.10    $0.24   $0.46     $0.70


This plan may be modified during the plan year to coincide with corporate objectives.


/s/Neal L. Patterson                /s/Clifford W. Illig
Neal L. Patterson                   Clifford W. Illig
Chairman and Chief                  President and Chief
Executive Officer                   Operating Officer